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                                                                    EXHIBIT 21.1

                             PIPER JAFFRAY COMPANIES
                            SIGNIFICANT SUBSIDIARIES

                                             Jurisdiction of Incorporation
               Name                                or Organization
----------------------------------------     -----------------------------
Piper Jaffray & Co.                                    Delaware
Piper Jaffray Financial Products Inc.                  Delaware
Piper Jaffray Financial Products II Inc.               Delaware
Piper Jaffray Ltd.                                 England & Wales
Piper Jaffray Ventures Inc.                            Delaware